Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-202664 and 333-226525), in the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (No. 333-197412), and on Form S-3 (333-229181) of Jason Industries, Inc. of our report dated March 5, 2019, except for the effects of the restatement discussed in Note 2 (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company’s 2018 annual report on Form 10-K/A and Note 2 (not presented herein) to the financial statement schedule appearing under Schedule II of the Company’s 2018 annual report on Form 10-K/A, as to which the date is May 13, 2019, and except for the effects of discontinued operations discussed in Note 2 and the change in composition of reportable segments discussed in Note 16 to the consolidated financial statements, as to which the date is March 2, 2020, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 2, 2020